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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Broadband Parent Corporation Employee Stock Purchase Plan of our report dated February 7, 2001, except for Note 2 paragraph 4, as to which the date is June 26, 2001, with respect to the consolidated financial statements and schedule of ANTEC Corporation included in its Annual Report (on Form 10-K/A) for the year ended December 31, 2000, incorporated by reference in the Registration Statement (Form S-4 No. 333-61524, as amended) of Broadband Parent Corporation.



                                      /s/ Ernst & Young LLP


Atlanta, Georgia
August 16, 2001